Exhibit 32.1

DIVALL INSURED INCOME PROPERTIES 2

LIMITED PARTNERSHIP

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned principal executive officer and principal financial officer of Divall Insured Income Properties 2 Limited Partnership (the “Company”) certifies that the Annual Report on Form 10-K of the Company for the year ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

THE PROVO GROUP, INC., General Partner

Dated: April 16, 2012	By	/s/ Bruce A. Provo
President, Chief Executive Officer and
Chief Financial Officer
(principal executive and principal financial officer of the registrant)

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.